Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

Parsley Energy, Inc.:

We consent to the use of our report dated May 5, 2014, with respect to the balance sheet of Parsley Energy, Inc. as of March 31, 2014 contained in the Prospectus, filed on May 12, 2014, related to the Registration Statement on Form S-1 (File No. 333-195230), incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas

May 23, 2014